REYNOLDS, SMITH AND HILLS, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD TUESDAY, AUGUST 1, 2000


To the Shareholders of
Reynolds, Smith and Hills, Inc.

     The Annual Meeting of Shareholders of Reynolds, Smith and Hills, Inc. will be held at the offices of the Company at 4651 Salisbury Road, Suite 400, Jacksonville, Florida, 32256 on Tuesday, August 1, 2000 at 9:00 a.m., local time, for the following purposes:

     1. To elect seven Directors to serve until next year's Annual Meeting of Shareholders and until their successors are elected and qualified;

     2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the 2001 fiscal year; and

     3. To transact such other business as may properly come before the meeting and any adjournment thereof.

         Shareholders of record at the close of business on June 23, 2000 will be entitled to vote at the meeting.

By Order of the Board of Directors,




/s/David K. Robertson
Secretary

Jacksonville, Florida
June 23, 2000

Whether or not you plan to attend the meeting, please execute and promptly return the enclosed proxy in the envelope provided.

                         REYNOLDS, SMITH AND HILLS, INC.
                         4651 Salisbury Road, Suite 400
                           Jacksonville, Florida 32256

                                 PROXY STATEMENT

         This proxy statement and the accompanying form of proxy are being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Reynolds, Smith and Hills, Inc. (the Company) for use at its Annual Meeting of Shareholders to be held on Tuesday, August 1, 2000. This proxy statement and accompanying form of proxy will be sent to the Company's shareholders on or about June 23, 2000.

         The shares represented by your proxy will be voted in accordance with your directions if the proxy is properly signed and returned to us before the meeting. Your proxy may be revoked by written request that is received by the Secretary of the Company before the Annual Meeting. If you are attending the Annual Meeting, you may revoke your proxy at the meeting by voting in person.

         The cost of soliciting proxies will be paid by the Company and is expected to be nominal. Officers and other employees of the Company may solicit proxies personally or by telephone in certain instances in an effort to have a larger representation at the meeting.

         Shareholders of record at the close of business on June 23, 2000, will be entitled to vote. On that date there were 452,473 outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote. Shares of Common Stock allocated to the account of a participant in the Company's 401(k) Plan will be voted by the trustee in accordance with the participant's voting instructions. Allocated shares of Common Stock for which no voting instructions are received will be voted by the trustee in accordance with the 401(k) Plan in its discretion.

         Proxies solicited hereby will be voted FOR each of the following proposals, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting, unless a vote against a proposal or abstention is specifically indicated.

                            I. ELECTION OF DIRECTORS

         Directors are elected to serve until the Annual Meeting of Shareholders in 2001. The Board of Directors has no reason to expect that any of the following nominees will be unable to stand for election, but in the event a vacancy among the original nominees occurs prior to the Annual Meeting, the proxies will be voted for a substitute nominee or nominees named by the Board of Directors and for the remaining nominees.

         The By-Laws of the Company provide that the Board of Directors shall be comprised of at least one and not more than fifteen persons, as determined by the Board of Directors. The Board has fixed the number of directors at seven.

         The seven nominees who receive the greatest number of votes cast for the election of directors at the meeting shall become directors at the conclusion of the tabulation of votes. Abstentions, broker non-votes and withheld votes are not counted in determining the number of votes cast for any nominee for director.

         Certain information concerning each nominee for director of the Company, including their principal occupations for the past five or more years, is set forth below:

         Leerie T. Jenkins, Jr. Principal positions are Chairman of the Board and Chief Executive Officer of the Company, which he has held since 1990. He holds a Masters and Bachelors degree in Landscape Architecture from the University of Michigan and University of Georgia, respectively. Age 51.

         David K. Robertson. Principal positions are Chief Operating Officer, which he has held since June 1999, Secretary, Treasurer, and Director of the Company, which he has held since 1990. From 1990 to 1999, Mr. Robertson also held the position of Chief Financial Officer. He graduated from Florida State University with a degree in Business. Age 48.

          J. Ronald Ratliff. Principal positions are Executive Vice President, to which he was appointed in June 1999, and Director of the Company, which he has held since June 1990. From 1990 to 1999, Mr. Ratliff served as Senior Vice President of the Company. He holds a Masters degree in Urban and Regional Planning, and Bachelors degrees in Geology and Urban and Regional Planning from the University of South Florida. Age 51.

          Darold F. Cole. Principal positions are Senior Vice President and Director of the Company, which he has held since 1990. He graduated from Kansas State University with a degree in Electrical Engineering. Age 58.

          David E. Thomas, Jr. Director of the Company since 1992. His principal occupation, to which he was appointed in May 2000, is Chairman and Chief Executive Officer of Safety-Kleen Corporation. Prior to May 2000 and since 1996, Mr. Thomas was Senior Managing Director and Head of Investment Banking of Raymond James and Associates, Inc. Mr. Thomas joined Raymond James in 1987. He graduated from Emory University with an MBA and Juris Doctorate degree. He also holds a Bachelors degree in Business Administration from the University of Richmond. Age 43.

          R. Ray Goode. Director of the Company since 1998. His principal occupation is Vice President of Public Affairs of Ryder System, Inc. which he has held since he joined in 1993. Prior to joining Ryder, Mr. Goode served as president and chief executive officer of We Will Rebuild, a non-profit agency established to rebuild Greater Miami in the aftermath of Hurricane Andrew. He graduated from Pennsylvania State University with a Master of Public Administration degree. He also holds a Bachelor of Arts degree in political science and English from the University of Charleston, West Virginia. Age 63.

         James W. Apthorp. Director of the Company since 1999. His principal occupation, to which he was appointed in 2000, is Senior Fellow at the Collins Center for Public Policy in Tallahassee, FL. From 1997-1999 he was Chairman Emeritus of Atlantic Gulf Communities, a real estate development firm. From 1992 to 1997 he held the position of Chairman of Atlantic Gulf Communities. In these two positions, Mr. Apthorp represented that company in public settings and consulted with senior management on all major corporate issues. He graduated from Florida State University with a Bachelor of Science in Government. Age 61.

   The Board of Directors recommends a vote FOR the nominees set forth above.

Security Ownership of Certain Beneficial Owners

         The following table sets forth, as of June 23, 2000, certain information with respect to beneficial ownership of the Company's Common Stock by: 1) each director and nominee for director, 2) each named executive officer and 3) any person beneficially owning more than 5%. Except as noted below, the Company believes that each of the persons listed has sole investment and voting power with respect to the shares included in the table.

                                           Number of Shares      Percentage of
     Name                                Beneficially Owned   Outstanding Shares

Leerie T. Jenkins, Jr.      (a)(b)(1)           76,400              16.7%
David K. Robertson          (a)(b)(1)           32,800               7.2%
Kenneth R. Jacobson         (a)(1)               1,600                .4%
Darold F. Cole              (a)(b)(2)           29,200               6.4%
J. Ronald Ratliff           (a)(b)(1)           40,500               8.9%
David E. Thomas, Jr.                               ---               ---
R. Ray Goode                                       ---               ---
James W. Apthorp                                   ---               ---
Joseph J. Hartnett          (3)                 24,000               5.3%
Henry C. Luke, Jr.          (b)(4)              27,700               6.1%

Directors and Executive
Officers as a Group (8 persons)                180,500              39.0%

(a) Includes shares which may be purchased upon exercise of options which are exercisable as of June 23, 2000 or become exercisable within 60 days thereafter, for the following individuals; Mr. Jenkins - 3,600; Mr. Robertson - 2,400; Mr. Cole - 2,100; Mr. Ratliff - 2,200; all executive officers, directors, and beneficial owners as a group - 10,300.

(b) Participants in the Company's 401(k) plan may elect to have any portion of their plan balance invested in the Company's common stock. The participant has both voting and dispositive control of such shares which are held for the benefit of such participant by INVESCO Retirement Plan Services, Inc., as trustee. The number of shares shown includes shares held in the 401(k) plan as follows: Mr. Jenkins - 17,400; Mr. Robertson - 7,100; Mr. Cole - 8,200; Mr. Ratliff - 7,900;
         Mr. Luke - 3,000; all executive officers, directors, and beneficial owners as a group - 43,600.

(1)      4651 Salisbury Road, Suite 400, Jacksonville, FL  32256
(2)      2235 N. Courtenay Pkwy, Suite C, Merritt Island, FL  32953
(3)      2700 S. Courtenay Pkwy, Merritt Island, FL 32952
(4)      345 Greencastle Drive, Jacksonville, FL  32225


Certain Relationships and Related Transactions

          On February 2, 2000, the Company loaned $108,000 to eleven officers for the purpose of purchasing company stock from other shareholders. The group of officers includes the following executive officers of the Company: Leerie T. Jenkins, Jr., David K. Robertson, Kenneth R. Jacobson, Darold F. Cole, and J. Ronald Ratliff. The loans are being repaid over six years with interest only being paid in the first year. Interest is being charged at 8.5%.


Meetings of the Board of Directors and Committees

         The Board of Directors held four meetings during fiscal year 2000. All of the Directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of which they were members.

         The Board of Directors has delegated certain functions to the following standing committees of the Board:

         The Compensation Committee is responsible for setting and administering executive officers' salaries and the annual bonus and long-term incentive plans that govern the compensation paid to all senior managers of the Company. The Compensation Committee is composed of Messrs. Apthorp, Goode and Thomas and held two meetings during fiscal year 2000.

         The Audit Committee's functions are to recommend for appointment by the Board of Directors a firm of independent certified public accountants to act as auditors for the Company and to meet with the auditors to review the scope, preparation and results of the Company's audits, the Company's internal accounting and financial controls and to consider such other matters relating to the financial reporting process and safeguarding of the Company's assets as it may consider appropriate. The Audit Committee is composed of Messrs. Apthorp, Cole, Goode and Robertson and held two meetings during fiscal year 2000.

         The Benefits Committee's functions are to review and make findings, reports and recommendations to the Board of Directors regarding matters relative to benefits plans, packages and/or programs for the Company's officers and employees. The Benefits Committee held one meeting during fiscal year 2000 and is composed of Messrs. Cole, Goode, Ratliff, and Robertson.

         The Nominating Committee's functions are to review and make recommendations to the Board of Directors regarding the composition of the Board of Directors of the Company. The Nominating Committee normally expects to be able to identify from its own resources the names of qualified nominees, but it will accept from stockholders recommendations of individuals to be considered as nominees. Any such recommendations in connection with the 2001 Annual Meeting of Shareholders should be submitted in writing to the Company, Attention: Corporate Secretary, no later than February 20, 2001. The Nominating Committee did not hold any meetings during fiscal year 2000 and is composed of Mr. Jenkins.


Directors Compensation

         In fiscal year 2000 outside directors received an $8,000 annual fee and reimbursement of expenses for their service on the Board. In addition, they received $1,000 per Board meeting ($500 for telephone attendance) and $500 for each committee meeting attended. Officers of the Company do not receive any additional compensation for serving as members of the Board or any of its committees.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) filing requirements require the Company's Executive Officers, Directors and persons who beneficially own more than 10% of the Company's registered equity securities to file with the Commission various forms reporting information regarding beneficial ownership. Mr. Ken Jacobson, Executive Vice President and Chief Financial Officer, was delinquent in filing one Form 3 (five transactions) and one Form 4 (one transaction). Mr. Jenkins was delinquent in filing two Form 4's (one Form 4 for three transactions and one Form 4 for a single transaction). Messrs. Robertson, Ratliff and Cole were delinquent in filing two Form 4's each (one Form 4 for five transactions and one Form 4 for a single transaction). These forms have subsequently been filed.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

         The following table sets forth, for the Company's last three fiscal years the compensation paid to the Chief Executive Officer and the three other most highly compensated executive officers of the Company (the "named executive officers") who earned more than $100,000 in the current fiscal year in all capacities in which they serve.

                           SUMMARY COMPENSATION TABLE


                                                                                 LONG TERM
                                                                                COMPENSATION


                                                ANNUAL COMPENSATION               AWARDS


               NAME                                                              SECURITIES
                AND                                                              UNDERLYING            ALL OTHER
             PRINCIPAL                           SALARY        BONUS              OPTIONS/           COMPENSATION
             POSITION                 YEAR         ($)          ($)               SARs (#)              (1)($)
--------------------------------------------- ------------   -----------      -----------------      ------------

Leerie T. Jenkins, Jr. Chairman of    2000        250,000       50,000                1,100              6,200
the Board and CEO                     1999        202,000       75,000                  ---              3,800
                                      1998        184,000       75,000                4,500              3,300



David K. Robertson, COO, Executive    2000        180,000       30,000                1,000              4,600
Vice President, Secretary,            1999        149,000       44,000                  ---              3,100
Treasurer, and Director               1998        134,000       43,000                2,800              3,700



Darold F. Cole, Senior Vice           2000        115,000        6,000                1,000              6,300
President and Director                1999        107,000        7,000                  ---              4,700
                                      1998        102,000       18,000                2,300              4,000



J. Ronald Ratliff, Exec. Vice         2000        157,000       23,000                1,000              3,900
President and Director                1999        133,000       31,000                  ---              2,900
                                      1998        120,000       35,000                2,500              3,100



(1) For 2000 includes: a) the Company's matching contribution to the 401(k) Plan which is applicable to all Plan participants (Mr. Jenkins $4,000; Mr. Robertson $3,400; Mr. Cole $2,300; Mr. Ratliff $1,900) and
          b) premiums paid for supplemental term life insurance policies in which the beneficiary is named by the individual (Mr. Jenkins $2,200; Mr. Robertson $1,200; Mr. Cole $4,000; Mr. Ratliff $2,000).

Stock Options, Grants, and Related Information

    The following table contains information concerning the grant of incentive stock options to the named executive officers as of the end of fiscal year March 31, 2000.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                     Potential Realizable
                                                                                   Value at Assumed Annual
                                                                                     Rates of Stock Price
                                                                                   Appreciation for Option
                                             INDIVIDUAL GRANTS                              Term
                            ----------------------------------------------------- -------------------------
                                           % of Total
                                            Options/
                                               SARs
                             Number of      Granted to
                             Securities     Employees      Exercise
                             Underlying        in          or Base
                             Options/SARs    Fiscal         Price        Expiration
    NAME                     Granted (#)       Year        ($/Share)        Date       5% ($)      10% ($)
--------------------------   -------------  -----------   -----------  -------------  ---------   ----------

Leerie T. Jenkins, Jr.(a)       1,100          8%          $16.50         7/30/04      $2,900     $8,400

David K. Robertson (b)          1,000          7%           15.00         7/30/09       4,200      9,200

Darold F. Cole (b)              1,000          7%           15.00         7/30/09       4,200      9,200

J. Ronald Ratliff (b)           1,000          7%           15.00         7/30/09       4,200      9,200


a) Grants listed above were made on July 30, 1999 and vest equally over three years on the anniversary date.

b) Grants listed above were made on July 30, 1999 and vest equally over five years on the anniversary date.

Option Exercises and Fiscal Year-End Values

    There were no options exercised by the named executive officers during the last fiscal year. The following table sets forth information with respect to the unexercised options held by the named executive officers as of the end of fiscal year March 31, 2000.




                       AGGREGATED OPTIONS/SAR EXERCISES IN
                              LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTIONS/SAR VALUES




                                      NUMBER OF
                                     SECURITIES                 VALUE OF
                                     UNDERLYING                UNEXERCISED
                                     UNEXERCISED              IN-THE-MONEY
                                    OPTIONS/SARS              OPTIONS/SARS
                                      AT FISCAL                 AT FISCAL
                                    YEAR END (#)              YEAR END ($)
                                    EXERCISABLE/              EXERCISABLE/
                NAME               UNEXERCISABLE            UNEXERCISABLE (1)
---------------------------- ------------------------ --------------------------

Leerie T. Jenkins, Jr.             3,600/2,600             $7,400/$3,200
David K. Robertson                 2,400/1,900               7,900/4,000
Darold F. Cole                     2,100/1,700               6,800/3,200
J. Ronald Ratliff                  2,200/1,800               7,300/3,600


           (1) Represents the excess of the fair market value of the Common Stock of $15.00 per share (the value determined in June of 2000 based on the financial statements for the year ended March 31,2000) above the exercise price of the options.

Performance Graph

         The graph below is a comparison of the Company's cumulative stockholder returns on an indexed basis with the S&P 500 stock index and an industry peer group over the period from April 1, 1995 to March 31, 2000.

                          COMPARISON FROM APRIL 1, 1995
            TO MARCH 31, 2000 OF CUMULATIVE TOTAL SHAREHOLDER RETURN
                 AMONG THE COMPANY, S&P 500 INDEX AND PEER GROUP





[graphic omitted]









                                3/95    3/96    3/97    3/98    3/99    3/00

RS&H                            $100    $105    $127    $132    $136    $136
S&P 500                         $100    $129    $151    $220    $257    $299
PEER FY '00                     $100    $143    $130    $178    $202    $164
PEER RY '99                     $100    $131    $125    $165    $186    N/A


* Assumes a reinvestment of dividends and a $100 initial investment on April 1, 1995 in the Company, S&P 500 Index, and the Peer Group.

* For the year ended March 31, 2000 the members of the peer group are Michael Baker Corp., Jacobs Engineering Group, Inc. and STV Group, Inc. (Peer FY "00). The "Peer FY "99" group includes Michael Baker Corp., Jacobs Engineering Group, Inc., STV Group, Inc., and Dames & Moore, Inc. The Company adopted a new peer group in fiscal 2000 as a result of mergers and acquisitions among members of the prior peer group. The members of the peer group were selected based on their similarity in business to the Company.

* The Company's stock is not presently traded on any public stock exchange or other public market. In constructing the performance graph, the Company used the appraised value of the stock determined for purposes of setting the price at which the Company's stock will be sold to and traded within the Company's 401(k) plan. The appraised value of the stock was determined by an independent valuation firm based on the current year's financial statements. All purchases and trades within the Company's 401(k) plan after receipt of a new appraisal are made at the new appraisal value. The appraisal value does not necessarily represent the price at which a shareholder could sell shares of the Company's stock.

Compensation Committee Report

         The Compensation Committee is composed of three non-employee directors. The committee is responsible for setting and administering executive officer salaries and the annual bonus and long-term incentive plans that govern the compensation paid to all officers of the Company. The following report represents the actions of the committee regarding compensation paid to the executive officers during fiscal year 2000.

         The Company's compensation programs are designed to link executives' compensation to the performance of the Company and provide competitive compensation for executives. The compensation plan consists of annual incentive awards and equity-based incentives. Annual incentive awards are granted based on corporate financial performance and individual performance. Equity-based compensation is used to build shareholder value and motivate executive behavior over the long-term. These types of compensation aid in attracting and retaining the executive talent needed to ensure the continued success of the Company.

          The compensation plan for the executives of the Company is comprised of two elements: 1) an annual component, i.e. base salary and annual bonus and
2) a long-term component, i.e., stock options and grants. The policies regarding each of these elements, as well as the basis for determining the compensation of Mr. Jenkins, CEO, are described below.

1)       Annual Component:  Base Salary and Annual Bonus

         Base salaries for executive officers are determined by evaluating the responsibilities of the position and comparing it to other executive officer positions in the local marketplace and similar positions in competitive architectural, engineering, planning and environmental services firms of similar size. These salaries are reviewed annually and are adjusted based on the Company's performance and the individual's contribution to that performance.

         The Management Annual Incentive Compensation Plan links compensation to the performance of the Company. A percentage of pre-tax profits is allocated to the bonus fund and the total of all participants' awards is generally limited to the fund amount. Bonuses may be distributed in either cash or stock or some combination of both.

2)  Long-Term Component:  Stock Options and Shares

         To align executive officers' interests with those of the shareholders, the long-term compensation plan uses stock option grants whose value is related to the value of Company common shares. The Compensation Committee determines the number of shares subject to grant, exercise, price, duration and other terms and conditions of each grant. Stock options are exercisable up to ten years from the grant date. Such stock options provide incentive for the creation of shareholder value over the long-term, since the full benefit of the compensation package cannot be realized unless appreciation in the price of Company common shares occurs over a specified number of years.

         The details regarding specific provisions of annual and long-term compensation components described above apply to all senior managers of the Company including the named officers.

CEO Compensation

          During fiscal year 2000, the Company's most highly compensated officer was Leerie T. Jenkins, Jr., Chairman of the Board and CEO. Mr. Jenkins' performance was reviewed by the committee as it related to the annual and long-term component of his compensation.

         Both the annual and long-term components are based in part on the Company's financial performance, realizing business development goals and overall company growth for the fiscal years involved. Base pay for Mr. Jenkins increased approximately 24% during fiscal year 2000. Mr. Jenkins also received a $50,000 cash bonus and 1,100 incentive stock options.

         The committee has concluded that Mr. Jenkins' performance warrants the compensation for fiscal year 2000 as reflected in the Summary Compensation Table.

                                                  The Compensation Committee

                                                  David E. Thomas Jr., Chairman
                                                  R. Ray Goode
                                                  James W. Apthorp

         II. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The  Board of  Directors  has  selected  Deloitte  & Touche  LLP as the
Company's independent auditors for the fiscal year ending March 31, 2001, subject to ratification by the shareholders. Deloitte & Touche LLP has audited the Company's financial statements for many years. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to respond to appropriate questions from shareholders. The affirmative vote of the holders of a majority of votes cast on this matter is required to ratify the selection of Deloitte & Touche LLP. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board recommends a vote FOR ratification of the selection of Deloitte & Touche LLP.


                               III. OTHER BUSINESS

         The Company does not know of any business to be presented at the meeting other than as set forth above. However, if any other business comes before the meeting, it is intended that the holders of proxies solicited hereby will vote in accordance with their best judgement.


Shareholder Proposals for Next Annual Meeting

         Any shareholder proposal intended to be included in the Company's proxy statement for the 2001 Annual Meeting of Shareholders should be sent to the
Company, Attention: Corporate Secretary, and must be received no later than February 20, 2001. For any proposal that is not submitted for inclusion in next year"s Proxy Statement, but is instead sought to be presented directly at the 2001 Annual Meeting of Shareholders, management will be able to vote proxies solicited by the Board of Directors in its discretion if the Company: (1) receives notice of the proposal before the close of business on May 5, 2001, and advises shareholders in the 2001 Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (2) does not receive notice of the proposal prior to the close of business on May 5, 2001.


Annual Report on Form 10-K

         On or about June 23, 2000, the Company's 2000 Annual Report on Form 10-K for the fiscal year ended March 31, 2000 was mailed to all shareholders of record at the close of business on June 23, 2000.


                    *****************************************

                         REYNOLDS, SMITH AND HILLS, INC.

                               Common Stock Proxy

            This Proxy Solicited on Behalf of the Board of Directors

        Annual Meeting of Shareholders to be held Tuesday, August 1, 2000

The undersigned hereby appoints Leerie T. Jenkins, Jr. and David K. Robertson, jointly and severally, proxies, with full power of substitution and with discretionary authority, to represent and to vote, in accordance with the instructions set forth below, all shares of Common Stock of Reynolds, Smith and Hills, Inc. held of record by the undersigned on June 23, 2000 at the Annual Meeting of Shareholders and any adjournment thereof. The meeting will be held at the offices of the Company at 4651 Salisbury Rd., Suite 400, Jacksonville, Florida, 32256 on Tuesday, August 1, 2000 at 9:00 a.m., local time.

1. Election of seven Directors to serve until the 2001 Annual Meeting of Shareholders and until their successors are elected and qualified.

         ________ For all nominees listed below (except as marked to the contrary below).

         ________  Withhold authority to vote for all nominees listed below.

          Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

 L. Jenkins; D. Robertson; D. Cole; R. Ratliff; D. Thomas; R. Goode; J. Apthorp

2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the fiscal year ending March 31, 2001.

         _____________For _____________Against _____________Abstain

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the director nominees named above and "FOR" Item 2.

Please sign below. When shares are held by joint tenants, both should sign.

Signature______________________________________Date_______________

Signature______________________________________Date_______________

When signing as Attorney, Administrator, Guardian or Trustee please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership name, please sign by authorized person.